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As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUNCOR ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	93-0343201
(State or other jurisdiction of organization)	(I.R.S. Employer Identification No.)

112-4th Avenue S.W.
Calgary, Alberta, Canada T2P 2V5
(Address of principal executive offices)

SUNCOR ENERGY INC.
EXECUTIVE STOCK PLAN
(Full title of the Plan)

CT Corporation System
111-8th Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares	600,000	U.S.$26.30	U.S.$15,780,000	U.S.$1,276.60

(1)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement covers, in addition to the number of Common Shares stated above, such additional Common Shares to be offered or issued to prevent dilution as a result of future stock dividends or stock splits. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Suncor Energy Inc. Executive Stock Plan.

(2)
Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices for the Common Shares quoted on The New York Stock Exchange on January 23, 2004.

EXPLANATORY NOTE

        As permitted by General Instruction E to Form S-8, this Registration Statement incorporates by reference the information contained in the earlier registration statement relating to the Suncor Energy Inc. Executive Stock Plan filed on May 3, 2002, Registration No. 333-87604.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.    Plan Information*

ITEM 2.    Registrant Information and Employee Plan Annual Information*

*
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the 'Note' to Part I of Form S-8.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference

        The following documents previously filed with the SEC by the Registrant are incorporated by reference in this Registration Statement:

  (a)
  Annual Report on Form 40-F for the fiscal-year ended December 31, 2002, filed with the SEC on April 3, 2003;

  (b)
  The Registrant's Current Reports on Form 6-K dated January 9, 2003, January 21, 2003, March 27, 2003, April 28, 2003, April 29, 2003, April 29, 2003, August 7, 2003, August 12, 2003, October 31, 2003 and December 3, 2003; and

  (c)
  The Registrant's Registration Statement on Form 8-A (SEC File No. 1-12384) filed with the SEC on March 20, 1997.

        All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be a part thereof from the date of filing such documents. In addition, reports on Form 6-K furnished by the Registrant to the SEC shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date such documents are furnished to the SEC.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    Exhibits

Exhibit Number	Description
4	Suncor Energy Inc. Executive Stock Plan
5	Opinion of Janice B. Odegaard, Vice President, Associate General Counsel and Corporate Secretary of the Registrant, as to the legality of the Common Shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Janice B. Odegaard, Vice President, Associate General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5).
23.3	Consent of Gilbert Laustsen Jung Associates Ltd.
24	Powers of Attorney.

ITEM 9.    Undertakings

        The Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Country of Canada, on this 23rd day of January, 2004.

SUNCOR ENERGY INC.
By:	/s/ TERRENCE J. HOPWOOD Name: Terrence J. Hopwood Title: Senior Vice-President and General Counsel

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on this 23rd day of January, 2004:

Signature	Title
* Richard L. George	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ J. KENNETH ALLEY J. Kenneth Alley	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Mel Benson	Director
* Brian A. Canfield	Director
* Susan E. Crocker	Director

Signature	Title
* Bryan P. Davies	Director
* Brian Felesky	Director
* John T. Ferguson	Director
* John R. Huff	Director
* Robert W. Korthals	Director
* M. Ann McCaig	Director
* Michael W. O'Brien	Director
* JR Shaw	Chairman of the Board of Directors
*By:	/s/ TERRENCE J. HOPWOOD Terrence J. Hopwood Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Suncor Energy Inc. in the United States, on this 23rd day of January, 2004.

SUNCOR ENERGY (USA) INC.
Authorized Representative in the United States
By:	/s/ J. KENNETH ALLEY Name: J. Kenneth Alley Title: Vice President, Finance

EXHIBIT INDEX

Exhibit Number	Description
4	Suncor Energy Inc. Executive Stock Plan.
5	Opinion of Janice B. Odegaard, Vice President, Associate General Counsel and Corporate Secretary of the Registrant, as to the legality of the Common Shares being registered.
23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of Janice B. Odegaard, Vice President, Associate General Counsel and Corporate Secretary of the Registrant (included in Exhibit 5).
23.3	Consent of Gilbert Laustsen Jung Associates Ltd.
24	Powers of Attorney.

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EXPLANATORY NOTE
PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX